EXHIBIT 15

May 16, 2014

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We are aware that our report dated April 28, 2014 on our review of interim financial information of Barnes Group Inc. for the three month period ended March 31, 2014 and March 31, 2013 and included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2014 is incorporated by reference in its Registration Statement on Form S-8 dated May 16, 2014.

Very truly yours,

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP